Exhibit 8.1

May 2, 2019	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Fifth Third Holdings Funding, LLC

1701 Golf Road, Tower 1, 8th Floor

Rolling Meadows, Illinois 60008

Re:	Fifth Third Holdings Funding, LLC

Registration Statement on Form SF-3 (No. 333-211395)

Ladies and Gentlemen:

We have acted as special tax counsel to Fifth Third Holdings Funding, LLC (the “Company”) in connection with the above-captioned Registration Statement (the “Registration Statement”) and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2-A Auto Loan Asset Backed Notes, the Class A-2-B Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes and the Class A-4 Auto Loan Asset Backed Notes (collectively, the “Offered Notes”) described in the final prospectus, dated April 30, 2019 (the “Prospectus”), which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Offered Notes and other Notes retained by the Company (such Notes collectively with the Offered Notes, the “Notes”) will be issued by Fifth Third Auto Trust 2019-1 (the “Issuer”), a trust formed by the Company pursuant to a trust agreement (as amended and restated, the “Trust Agreement”) among the Company, The Bank of New York Mellon, as owner trustee, and BNY Mellon Trust of Delaware, as Delaware trustee. The Notes will be issued pursuant to an Indenture (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization and issuance of the Offered Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus, the Trust Agreement and the forms of the Indenture and other documents prepared in connection with the issuance of the Offered Notes (collectively, the “Operative Documents”).

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Fifth Third Holdings Funding, LLC

May 2, 2019

published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm and adopt the opinions set forth in the Prospectus (to the extent they relate to federal income tax consequences) under the captions “Summary of Terms—Tax Status” and “Material U.S. Federal Income Tax Consequences”.

Mayer Brown LLP

Fifth Third Holdings Funding, LLC

May 2, 2019

We know that we are referred to under the captions referred to above included in the Prospectus, and we hereby consent to the use of our name therein and to use of this opinion for filing of this opinion as Exhibit 8.1 to a Form 8-K filed in connection therewith, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

MAYER BROWN LLP